UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 6, 2020 (March 2, 2020)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 7.00% Series C Cumulative Redeemable	ARR-PRC	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On March 2, 2020, ARMOUR Residential REIT, Inc. (the “Company”), ARMOUR Capital Management LP (the “Manager”), BUCKLER Securities LLC (“BUCKLER”) and B. Riley FBR, Inc. (“FBR”), mutually agreed to terminate the Equity Sales Agreement, dated as of June 24, 2019 (the “Sales Agreement”), between the Company, the Manager, BUCKLER and FBR, (individually and collectively, the “Agents”), and such termination was effective March 2, 2020. The Sales Agreement related to a proposed “at-the-market” offering of up to 9,000,000 shares of the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) through such Agents. As of the date of the termination, the Company had sold 1,913,752 shares of Series B Preferred Stock under the Sales Agreement. The Company will not incur any termination penalties as a result of such termination.

On March 4, 2020, the Company terminated the 2019 Series B Preferred Stock Dividend Reinvestment and Stock Purchase Plan adopted on June 24, 2019 (the “2019 Plan”), relating to the offer and sale of up to 2,500,000 shares of the Company’s Series B Preferred Stock pursuant to the terms of the 2019 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2020

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	VP Finance and Controller